Exhibit 4.39

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,
INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 95256 dated January 26, 2012

To render

data communication services for the purpose of voice data transfer

This License has been granted to

Moscow City Telephone Network

Open Joint-Stock Company

Principal State Registration Number of the legal entity (individual entrepreneur)

(PSRN, PSRNIE)

1027739285265

Tax Identification Number (TIN)

7710016640

Principal place of business (residence):

25, building 1, Bolshaya Ordynka street, Moscow, 119017

The territory of communication service rendering is specified in the annex hereto.

This License is valid through:

January 26, 2017

This License is issued based on the decision of the licensing authority — Order No. 30 dated January 26, 2012.

This License has the annex which is as an integral part hereof and executed in 2 page (pages).

Deputy Head	/Signature/ O.A. Ivanov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

Annex to the License No. 95256

Licensing Requirements

1. Moscow City Telephone Network Open Joint-Stock Company (the licensee) shall comply with the validity period of this License.

Abbreviated name:

MGTS OJSC

PSRN 1027739285265	TIN 7710016640

Principal place of business:

25, building 1, Bolshaya Ordynka street, Moscow, 119017

2. The licensee shall begin communication service rendering in accordance with this License not later than January 26, 2014.

3. The licensee shall render communication services in accordance with this License only in the Moscow region.

4. The licensee shall provide the subscriber and (or) the customer with the following services in accordance with this License*:

a) access to the licensee’s communications network;

b) data communication network connection for the purpose of voice data transfer;

c) access to voice data transfer services for the purpose of rendered by other communication providers, the data communication networks of which interact with the licensee’s communications network.

5. The licensee shall render communication services in accordance with the rules for rendering of communication services approved by the Government of the Russian Federation.

6. The licensee shall comply with the rules of communications network connection and interaction, approved by the Government of the Russian Federation, when connecting the licensee’s data communication network to the public communication network, connecting other communication networks to the licensee’s data communication network, traffic recording and transmission in the licensee’s data communication network, traffic recording and transmission from (to) the networks of other providers.

7. This License is issued based on the results of considering application on granting the License without holding bidding (auction, tender). The License Requirements on obligation execution by the licensee, which it has assumed upon participation in bidding (auction, tender) to receive corresponding license, are not established.

8. Radio-frequency spectrum is not used upon communication service rendering in accordance with this License.

9. The Licensee’s telecommunication network management system shall comply with regulatory requirements to the telecommunication network management systems established by the Federal Executive Authority in the sphere of telecommunications.

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10. The licensee shall implement the requirements to the networks and communication means to carry out investigative measures established by the Federal Executive Authority in the sphere of telecommunications with the concurrence of competent government authorities that carry out investigative activities as well as take actions to prevent disclosing organizational and tactical techniques to carry out mentioned measures.

11. The licensee is not the universal service provider. The License Requirements to render universal services in accordance with agreements on conditions to render universal communication services concluded with authorized executive authorities are not established.

12. The licensee shall provide information on the calculating basis of the mandatory deductions (non-tax payments) to the universal service reserve in such manner and form as established by the Federal Executive Authority in the sphere of telecommunications.

* Service rendering specified in this License may be followed by rendering other services technologically inextricably connected with data communication services for the purpose of voice data transfer and focused on increase of consumption value thereof, if there is no necessity in the separate License.

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Numbered, bound and sealed 3 (three) page(s).
Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

/Signature/ I.Yu. Zavidnaya

FEBRUARY 07, 2012

Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS
PSRN 1087746736296